UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CINEDIGM CORP.

(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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CINEDIGM CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2020

Dear Fellow Stockholders:

We invite you to attend the 2020 Annual Meeting of Stockholders of Cinedigm Corp., a Delaware corporation (the “Company”), which will be held virtually on October 23, 2020, at 2:00 p.m. Pacific time (the virtual “Annual Meeting”). At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect six (6) members of the Company’s Board of Directors to serve until the 2021 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).
2.	To approve, by non-binding advisory vote, executive compensation.
3.	To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.
4.	To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the total number of shares of Class A Common Stock authorized for issuance.
5.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and to reduce the number of authorized shares of the Company’s Class A Common Stock, subject to the Board’s discretion.
6.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 26, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting on October 23, 2020:

Cinedigm Corp.’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2020 are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. McGurk
Chairman of the Board of Directors

New York, New York

Date: September 11, 2020

CINEDIGM CORP.

237 West 35th Street, Suite 605

New York, New York 10001

(212) 206-8600

_________________________________

PROXY STATEMENT

_________________________________

2020 ANNUAL MEETING OF STOCKHOLDERS

October 23, 2020

GENERAL

This Proxy Statement is being furnished to the stockholders of CINEDIGM CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2020 Annual Meeting of Stockholders of the Company to be held virtually on October 23, 2020, at 2:00 p.m. Pacific time, or at any adjournment thereof (the virtual “Annual Meeting”). The virtual Annual Meeting can be accessed via the internet by visiting www.virtualshareholdermeeting.com/CIDM2020 and entering the control number included in the Notice of Internet Availability or proxy card that you receive. At the virtual Annual Meeting, you will be able to listen to the meeting live, submit questions, and vote online. You will not be able to attend the Annual Meeting in person.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you specifically withhold authority to vote for one or more of the director nominees.

FOR the approval of the non-binding advisory vote on executive compensation (Proposal Two).

FOR authorizing an amendment to the Company's 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder. (Proposal Three).

FOR authorizing an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the total number of shares of Class A Common Stock authorized for issuance (Proposal Four).

FOR authorizing an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and to reduce the number of authorized shares of the Company’s Class A Common Stock, subject to the Board’s discretion (Proposal Five).

FOR ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021 (Proposal Six).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed or made available to the stockholders on or about September 11, 2020.

VIRTUAL MEETING

This year the Annual Meeting will be held virtually in light of health and safety concerns regarding COVID-19 that we and our stockholders may have and the protocols and travel restrictions that have been imposed. We believe hosting the Annual Meeting virtually provides the safest forum for a meeting under current circumstances and that the virtual Annual Meeting format will provide stockholders with a similar level of transparency to the traditional in-person meeting format. Our stockholders will be able to submit questions during the virtual Annual Meeting. If we experience technical difficulties at the virtual Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting on a Current Report on Form 8-K that we will file with the SEC.

VOTING SECURITIES

Stockholders of record at the close of business on August 26, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 111,647,193 shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Class A Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Class A Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Class A Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes for shares of Class A Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals. The vote on Proposals One, Two, Three and Five are considered “non-routine.” Accordingly, broker non-votes will not have any effect with respect to Proposals One, Two, Three and Five as shares that constitute broker non-votes are not considered entitled to vote on these matters.

Brokers do have authority to vote uninstructed shares for or against “routine” proposals. Proposals Four and Six constitute “routine” proposals. Accordingly, a broker may vote uninstructed shares “FOR” or “AGAINST” Proposals Four and Six.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT
ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2020 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than May 14, 2021. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2020 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after July 28, 2021. All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, at 237 West 35th Street, Suite 605, New York, New York 10001.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Class A Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Investor Relations at 237 West 35th Street, Suite 605, New York, New York 10001 or (212) 206-8600.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are primarily available to stockholders on the Internet, as permitted by the rules of the Securities and Exchange Commission (the “SEC”). A Notice of Internet Availability of Proxy Materials will be mailed to stockholders beginning approximately September 11, 2020, and this Proxy Statement and form of proxy, together with our Annual Report on Form 10-K (the “Annual Report”), are first being made available to stockholders beginning approximately September 11, 2020. The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such written request should be directed to the Company’s Secretary at 237 West 35th Street, Suite 605, New York, New York 10001 or (212) 206-8600. These documents are also included in our filings with the SEC, which you can access electronically at the SEC's website at http://www.sec.gov.

ELECTRONIC ACCESS TO PROXY MATERIALS

This year we are pleased to apply the SEC rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com. This Proxy Statement and the Annual Report are also available on the Company’s website at http://www.cinedigm.com/.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of six (6) directors. All of the current members of the Board have been nominated for re-election. Stockholders and their proxies cannot vote for more than six (6) nominees at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected; however, if a nominee should withdraw his or her name from consideration for any reason or otherwise become unable to serve before the Annual Meeting, the Board reserves the right to substitute another person as nominee, and the persons named on your proxy card as proxies will vote for any substitute nominated by the Board. At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until their successors are elected or until their earlier resignation or removal. This Proposal One relates to the election of directors to take effect immediately upon the Annual Meeting.

The directors shall be elected by a majority of the Votes Cast at the Annual Meeting in accordance with our by-laws. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Board is set forth below.

Christopher J. McGurk, 63, has been the Company’s Chief Executive Officer and Chairman of the Board since January 2011. Mr. McGurk was the founder and Chief Executive Officer of Overture Films from 2006 until 2010 and also the Chief Executive Officer of Anchor Bay Entertainment, which distributed Overture Films’ products to the home entertainment industry. From 1999 to 2005, Mr. McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company’s lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors. Mr. McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999. From 1988 to 1996, Mr. McGurk served in several senior executive roles at The Walt Disney Studios, including Studios Chief Financial Officer and President of The Walt Disney Motion Picture Group. Mr. McGurk has previously served on the boards of BRE Properties, Inc., DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc. Mr. McGurk’s extensive career in various sectors of the theatrical production and exhibition industry will provide the Company with the benefits of his knowledge of and experience in this field, as well as his wide-spread contacts within the industry.

Peter C. Brown, 62, has been a member of the Board since September 2010. He is Chairman of Grassmere Partners, LLC, a private investment firm, which he founded in 2009. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. (“AMC”), one of the world’s leading theatrical exhibition companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999 and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown currently serves on the board of EPR Properties (NYSE: EPR), a specialty real estate investment trust (REIT). Mr. Brown also serves as a director of CenturyLink (NYSE: CTL), a global leader in communications, hosting, cloud and IT services. Past additional public company boards include: National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., and Protection One, Inc. Mr. Brown’s extensive experience in the theatrical exhibition and entertainment industry and other public company boards provides the Board with valuable knowledge and insight relevant to the Company’s business.

Tom Bu, 37, has been a member of the Board since March 2020. Mr. Bu has served as Audit/Financial Director for Bison Capital Holding / Bison Financial Holding since June 2017. From October 2017 through June 2019, he was the Chief Financial Officer of Xynomic Pharmaceuticals Holdings, Inc., f/k/a Bison Capital Acquisition Corp. (OTC: XYN). From December 2013 through May 2017, Mr. Bu was served as an audit assistant manager and then audit manager at KPMG Huazhen LLC. From October 2010 to December 2013, Mr. Bu served as the senior consultant at KPMG Advisory (China) Limited. Mr. Bu graduated from Shandong Economic University with a Bachelor’s Degree in International Trade in June 2007 and graduated from Ocean University of China with a Master’s Degree in Economics in June 2010. Mr. Bu is a certified public accountant in China (CICPA). Mr. Bu is a designee of Bison Capital Holding Company Limited (“Bison”), in connection with the Stock Purchase Agreement (the “Bison Agreement”) dated as of June 29, 2017, by and between the Company and Bison Entertainment Investment Limited, a wholly owned subsidiary of Bison. Mr. Bu brings to the Board investment experience, including in the media industry, in the United States and in China.

Patrick W. O’Brien, 74, has been a member of the Board since July 2015. He currently serves as the Managing Director & Principal of Granville Wolcott Advisors, a company he formed in 2009 which provides business consulting, due diligence and asset management services for public and private clients. From 2005 to 2009, Mr. O’Brien was a Vice President - Asset Management for Bental-Kennedy Associates Real Estate Counsel where he represented pension fund ownership interests in hotel real estate investments nationwide. Mr. O’Brien also serves on the board of directors of LVI Liquidation Corp., Creative Realities, Inc., and Fit Boom Bah. During the past five years, Mr. O’Brien served on the boards of ICPW Liquidation Trust and Merriman Holdings, Inc. Mr. O’Brien joined the Board as a designee of Ronald L. Chez pursuant to the Settlement Agreement dated as of July 30, 2015 among the Company and certain stockholders party thereto. He brings to the Board his seasoned executive and business expertise in private and public companies with an emphasis on financial analysis and business development.

Zvi M. Rhine, 41, has been a member of the Board since July 2015. He is the principal and managing member of Sabra Capital Partners which he founded in 2012, a multi-strategy hedge fund that focuses on event-driven, value and special situations investments primarily in North America. He was previously Vice President at The Hilco Organization from 2009 to 2012 and has also served in various roles at Boone Capital, Banc of America Securities and Piper Jaffray. Mr. Rhine also serves as the CFO and a director of Global Healthcare Real Estate Investment Trust. Mr. Rhine brings to the Board extensive experience in the securities industry.

Peixin Xu, 48, has been a member of the Board since November 2017. Mr. Xu founded Bison, an investment company with a focus on the media and entertainment, healthcare and financial service industries, in 2014 and has been serving as a partner and director since then. From 2013 to the present, Mr. Xu has been serving on the board of directors of Airmedia Group Inc. (Nasdaq: AMCN). Mr. Xu is a designee of Bison in connection with the Bison Agreement. Mr. Xu brings to the Board investment experience, including in the media industry, in the United States and in China.

In connection with the consummation of the transactions contemplated by the Bison Agreement, certain members of the Board and management, representing approximately 1.6% of the shares of Class A common stock available to be voted at the Annual Meeting, agreed to vote shares of Common Stock owned or controlled by each such holder in favor of Bison’s designees to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”), enable our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail in the section entitled “Compensation Discussion and Analysis”, we believe that executive compensation should be focused on promoting Company performance and stockholder value. To achieve these goals our executive compensation program emphasizes pay for performance and aligning the interests of our executives with those of our stockholders through the use of long-term incentives and the encouragement of equity ownership. In addition, our executive compensation program is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success. Please read the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and accompanying narrative for a detailed description of the fiscal year 2020 compensation of our named executive officers. We believe that the 2020 compensation of each of our named executive officers was reasonable and appropriate and aligned with the Company’s 2020 results and the achievement of the objectives of our executive compensation program.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers. This vote is advisory only and is not binding on the Company or the Board. Although the vote is non-binding, our Board values the opinions of our stockholders and the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

This proposal requires approval by a majority of the Votes Cast on this Proposal Two at the Annual Meeting.

Accordingly, we ask our stockholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE

AMENDMENT TO 2017 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

Our Board adopted the Company's 2017 Equity Incentive Plan (the “2017 Plan"), on August 7, 2017 and, in on August 31, 2017, our stockholders approved the 2017 Plan at an annual meeting of stockholders. Under the 2017 Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, restricted stock units ("RSUs"), stock appreciation rights ("SARs"), performance awards including performance stock units (“PSUs”) and other equity-based awards. The 2017 Plan is administered by the Compensation Committee and currently has an expiration date of August 31, 2027.

The 2017 Plan originally authorized up to 2,108,270 shares of the Company's Class A Common Stock for issuance pursuant to awards made under the 2017 Plan. In December 2019, the 2017 Plan was amended to increase the number of shares authorized for issuance thereunder to 4,098,270. The Company believes that the availability of an additional 10,000,000 shares of the Company's Class A Common Stock under the 2017 Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers, directors and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders. The increase in the number of shares of Class A Common Stock available for issuance under the 2017 Plan will permit the Company to continue the operation of the 2017 Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants. Participants under the 2017 Plan may include officers, directors and employees of the Company, as well as consultants to the Company under certain circumstances.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix A, the Board proposes to amend the 2017 Plan to increase the number of shares of Class A Common Stock authorized for issuance under the 2017 Plan from 4,098,270 to 14,098,270.

This proposal requires approval by a majority of the Votes Cast on this Proposal Three at the Annual Meeting. If approved by stockholders, the proposed amendment to the 2017 Plan would become effective promptly after such approval. As of August 26, 2020, 1,418,984 shares had been issued under the 2017 Plan (upon stock grants and settlements of PSU and RSU grants). Accordingly, only 2,679,286 shares remain available for future grants under the 2017 Plan. If the proposed amendment to the 2017 Plan is not approved, the 2017 Plan will continue as currently in effect unless and until otherwise amended in accordance with its terms.

Administration

The Compensation Committee administers the 2017 Plan. The Compensation Committee has the authority to select the individuals who will participate in the 2017 Plan (“Participants”) and to grant options, SARs, restricted stock and restricted stock units, performance shares and performance units and cash-based and other stock-based awards upon such terms (not inconsistent with the terms of the 2017 Plan) as the Compensation Committee considers appropriate. In addition, the Compensation Committee has complete authority to interpret all provisions of the 2017 Plan, to prescribe the form of notices or agreements evidencing awards under the 2017 Plan (each, an “Award Agreement”), to adopt, amend and rescind rules and regulations pertaining to the administration of the 2017 Plan and to make all other determinations necessary or advisable for the administration of the 2017 Plan, including revising the terms of the 2017 Plan as they apply to non-U.S. employees, to comply with local law.

The Compensation Committee may delegate its authority to administer the 2017 Plan to one of the Company’s officers. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of the Company or an affiliate is eligible to participate in the 2017 Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or its affiliates. A non-employee director of the Company or other third-party service provider to the Company may also be granted awards under the 2017 Plan so long as they do not promote or maintain a market for the Company’s securities and their services are not in connection with the Company’s offering securities in a capital raising transaction. The Company is not able to estimate the number of individuals that the Administrator will select to participate in the 2017 Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Non-employee Director Awards

If the 2017 Plan is approved by stockholders, it is anticipated that each non-employee director will receive, following the date of each annual meeting of stockholders, a restricted stock award valued at $50,000, based on the fair market value of the Company’s Class A Common Stock as of the last trading date of the quarter during which the annual meeting occurs. These restricted stock awards will vest on a quarterly basis, so long as the director remains continuously in office. Non-employee directors will also be eligible to receive other types of awards under the 2017 Plan, but such awards are discretionary. The maximum number of shares that may be issued in the aggregate to all non-employee directors in any one year is 300,000.

Awards

Options. Options granted under the 2017 Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles the Participant to purchase shares of Class A Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the per share fair market value on the date of grant (or, with respect to ISOs, in the case of a holder of more than 10 percent of outstanding voting securities, 110 percent of the per share fair market value). The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Class A Common Stock, by a cashless broker-assisted exercise, or a combination thereof, or any other method accepted by the Compensation Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator, provided that an option shall be exercisable after a period of time specified by the Administrator which may not be less than one year, except as the Administrator may provide in an Award Agreement. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of the Company’s outstanding voting securities). The Award Agreement will set forth the extent to which a Participant may exercise the option following termination of employment (which for non-employee directors and other third-party service providers shall mean a termination of the performance of services to the Company; references in this description of the new Plan to a “termination of employment” shall mean a termination of the performance of services where the award holder is a non-employee director or other third-party service provider to the Company). No employee may be granted ISOs that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs. Under the 2017 Plan, a stock appreciation right (“SAR”) generally entitles the Participant to receive with respect to each share of Class A Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Class A Common Stock on the date of grant.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, provided that an SAR shall be exercisable after a period of time specified by the Administrator which may not be less than one year, except as the Administrator may provide in an Award Agreement. The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted, but cannot exceed 10 years for awardees within the U.S. The Award Agreement shall set forth the extent to which a Participant may exercise the SAR following termination of employment. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Class A Common Stock, or a combination thereof, or any other manner approved by the Administrator. The form in which the SAR will be paid out to a Participant after exercise, as well as any conditions on any shares of Class A Common Stock received upon exercise of an SAR, will be set forth in the Award Agreement pertaining to the SAR grant.

Restricted Stock and Restricted Stock Units. The 2017 Plan permits the grant of restricted stock and restricted stock units. Restricted stock units are similar to restricted stock except that no shares of Class A Common Stock are actually granted on the grant date of the award. An award of restricted stock or restricted stock units will be forfeitable, or otherwise restricted, until conditions established at the time of the grant are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator. Restricted stock and restricted stock units shall vest over a period of at least one year, except as the Administrator may provide in an Award Agreement. The Award Agreement shall set forth the extent to which a Participant may retain restricted stock or restricted stock units following termination of employment. Restricted stock will become freely transferrable by the Participant after all conditions and restrictions have been satisfied. Vested restricted stock units may, in the Administrator’s discretion, be settled in cash, Class A Common Stock, or a combination of cash and Class A Common Stock or any other manner approved by the Administrator.

Performance Units and Performance Shares. The 2017 Plan provides for the award of performance units and performance shares. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Class A Common Stock. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of Class A Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units or performance shares is earned. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives which, under the terms of the 2017 Plan, must be for a period of at least one year, except as the Administrator may provide in an Award Agreement. The Award Agreement shall set forth the extent to which a Participant may retain performance units and performance shares following termination of employment. To the extent that performance units or performance shares are earned and vested, the obligation may be settled in cash, Class A Common Stock or a combination of cash and Class A Common Stock. If the award is settled in shares of Class A Common Stock, the shares may be subject to additional restrictions deemed appropriate by the Administrator.

Cash-Based and Other Stock-Based Awards. The 2017 Plan also allows the Administrator to make cash-based and other stock and equity-based awards to Participants on such terms and conditions as the Administrator prescribes. The Award Agreement shall set forth the extent to which a Participant may retain cash-based and other stock and equity-based awards following termination of employment. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or Class A Common Stock.

Transferability

In general, awards available under the 2017 Plan will be nontransferable except by will or the laws of descent and distribution.

Performance Objectives

The Compensation Committee may prescribe that (1) an option or SAR is exercisable, (2) an award of restricted stock or restricted stock units is vested or transferable or both, (3) performance units or performance shares are earned, or (4) payment under a cash-based or other stock-based award is earned, only upon the attainment of certain performance objectives. Such performance objectives may be used to measure the performance of any Participant, the Company, an affiliate, a subsidiary, as a whole or any business unit or line of business, or any combination thereof. The performance objectives may be measured on an absolute, gross, total, net per share, average, adjusted or relative basis (or measure based on changes therein), including as compared to the performance of a group of comparator companies or index. The performance objectives will be based on one or more of (a) net earnings or net income (before or after taxes); (b) earnings per share (basic or diluted); (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) earnings before taxes; (i) gross or operating margins; (j) corporate value measures; (k) capital expenditures; (l) unit volumes; (m) productivity ratios; (n) share price (including, but not limited to, growth measures and total shareholder return); (o) cost or expense; (p) margins (including, but not limited to, debt or profit); (q) operating efficiency; (r) market share; (s) customer satisfaction; (t) working capital targets or any element thereof; (u) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (v) health, safety and environmental performance; (w) corporate advocacy metrics; (x) strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing); (y) strategic sustainability metrics (including, but not limited to, corporate governance, enterprise risk management, employee development, and portfolio restructuring); and (z) stockholder equity or net worth.

Change in Control

Unless otherwise provided in an Award Agreement, upon a Change in Control of the Company the following shall occur:

•	Unearned performance awards shall be (i) earned on a pro-rata basis at the higher of actual or target performance and (ii) measured as of the end of the calendar quarter before the change in control date or, if the award is stock-price based, as of the effective date of the change in control;

•	Earned but unvested performance awards shall be immediately vested and payable as of the change in control;

•	For awards other than performance awards, a Replacement Award (that is, a comparable award from the surviving entity after the change in control) may be issued.

•	If a Replacement Award is not issued, awards shall be immediately payable or exercisable.

•	Other than with respect to outstanding performance awards, the Compensation Committee may cancel outstanding awards and award holders will receive shares or cash equal to the difference between the payments shareholders receive in connection with the change in control and the purchase price per share, if any.

To the extent the Class A Common Stock continues to be publically traded after a qualifying change in control, awards that are not performance awards shall continue under their applicable terms.

Except as may be provided in a severance compensation agreement between the Company and the Participant, if, in connection with a change in control, a Participant’s payment of any awards will cause the Participant to be liable for federal excise tax levied on certain “excess parachute payments,” then either (i) all payments otherwise due; or (ii) the reduced payment amount to avoid an excess parachute payment, whichever will provide the Participant with the greater after-tax economic benefit taking into account any applicable excise tax, shall be paid to the Participant, and in no event will any Participant be entitled to receive any kind of gross-up payment or reimbursement for any excise taxes payable in connection with change in control payments.

Share Authorization

The maximum aggregate number of shares of Class A Common Stock that may be issued under the 2017 Plan, consisting of Class A Common Stock issued and Class A Common Stock underlying outstanding awards granted on or after the date the 2017 Plan is approved by shareholders, is 4,098,270 shares, which includes 128,270 unused shares carried over from the 2000 Equity Incentive Plan. This limitation will be adjusted as the Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Class A Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Compensation Committee determines is appropriate to reflect such changes.

If an award entitles the holder to receive or purchase shares of Class A Common Stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the 2017 Plan as follows:

•	With respect to any awards, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates; and

•	Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the 2017 Plan.

In addition, any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without issuance of shares shall be available again for grant under the 2017 Plan.

In no event, however, will the following shares again become available for awards or increase the number of shares available for grant under the 2017 Plan: (i) shares tendered by the Participant in payment of the exercise price of an option; (ii) shares withheld from exercised awards for tax withholding purposes; (iii) shares subject to a SAR that are not issued in connection with the settlement of that SAR; and (iv) shares repurchased by the Company with proceeds received from the exercise of an option.

Amendment and Termination

No award may be granted under the 2017 Plan after 10 years from the date the 2017 Plan is approved by stockholders. The Compensation Committee, may, without further action by stockholders, amend or terminate the 2017 Plan or an Award Agreement in whole or in part including adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events, except that no material amendment of the 2017 Plan, or an amendment that increases the number of shares of Class A Common Stock that may be issued under the 2017 Plan or otherwise requires stockholder approval under applicable rules or law, will become effective, and no option or SAR will be repriced, replaced, repurchased (including a cash buyout), or regranted through cancellation, unless and until approved by stockholders. Any amendment of the 2017 Plan must comply with the rules of the NASDAQ and shall not have any material adverse effect with respect to any previously granted Award absent written consent of the Award holder.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the 2017 Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At the applicable time, the Participant recognizes income equal to the fair market value of the Class A Common Stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Class A Common Stock that is received in settlement of an award.

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case the Company will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Our Class A Common Stock is listed for trading on The Nasdaq Global Market ("Nasdaq") under the symbol "CIDM". The last reported closing price per share of our Class A Common Stock as reported by Nasdaq on August 26, 2020 was $0.85 per share.

The Company does not have any plans, proposals or arrangements to make grants or issue any of the shares of Common Stock that would become newly available for issuance under the 2017 Plan following the increase proposed in this Proposal Three, other than grants and issuances made in the ordinary course.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 2017 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO
INCREASE THE AMOUNT OF CLASS A COMMON STOCK AUTHORIZED

The Company’s Certificate of Incorporation currently authorizes the issuance of a total of 165,000,000 shares of capital stock. Of such shares, 150,000,000 are designated as Class A Common Stock and 15,000,000 are designated as preferred stock. As of August 26, 2020, there were 111,647,193 shares of Class A Common Stock issued and outstanding. With respect to the 15,000,000 shares of authorized preferred stock, 20 are designated as Series A 10% non-voting cumulative preferred stock, of which seven (7) are issued and outstanding and one (1) was issued but is no longer outstanding.

In addition to the 111,647,193 shares of Class A Common Stock outstanding, as of August 26, 2020, the Company had reserved for issuance (i) 2,679,286 shares of Common Stock pursuant to the 2017 Plan, (ii) 462,500 shares of Common Stock upon exercise of inducement stock options, (iii) 272,766 shares of Common Stock pursuant to options that remain outstanding under our 2010 Second Amended and Restated Equity Incentive Plan, (iv) 10,000,000 shares of Common Stock with respect to outstanding convertible notes, (v) 1,696,641 shares of Common Stock with respect to outstanding warrants and (vi) 1,313,836 shares of Common Stock held in the treasury of the Company.

The aggregate number of outstanding and reserved shares of Class A Common Stock is 126,758,386, leaving only 23,241,614 shares of Class A Common Stock available for future issuances. Such future issuances could include the sale of securities in order to raise capital, the payment of consideration in acquisitions, additional shares issued in connection with grants made to employees under new or expanded existing compensation plans or arrangements, and other uses not currently anticipated. If Proposal Three is approved, the Company will reserve an additional 10,000,000 shares of Class A Common Stock under the 2017 Plan. Accordingly, the Company is proposing to increase the number of authorized shares of Class A Common Stock, so that the number of shares of Class A Common Stock would increase by 50,000,000 shares to 200,000,000 shares. This would allow the Company to reserve the additional shares under the 2017 Plan and have sufficient additional shares of Class A Common Stock available for future uses, although no such future uses are contemplated at this time. The Company believes that such increase is in the best interests of the Company and its stockholders, as it would provide the Company with flexibility and alternatives in structuring future transactions.

This amendment would not change any of the rights, restrictions, terms or provisions relating to the Class A Common Stock or the preferred stock. Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to this amendment. The Company will not independently provide stockholders with any such right. Additionally, holders of Class A Common Stock do not have any preemptive rights with respect to the issuance of Class A Common Stock.

Future issuances of Class A Common Stock could affect stockholders. Any future issuance of Class A Common Stock, other than on a pro-rata basis, would dilute the percentage ownership and voting interest of the then current stockholders.

Based upon NYSE guidance, this Proposal Four is characterized as a “routine” matter because although it relates to an amendment to a certificate of incorporation to increase the authorized shares, such increase is not being sought in order to enable the consummation of a specific transaction. Accordingly, broker non-votes may be counted toward this Proposal Four.

If this Proposal Four is approved, regardless of whether the other proposals presented in the proxy statement are approved, the Company will file an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock to 200,000,000 a copy of which amendment is attached hereto as Appendix B, unless the Board determines otherwise.

This proposal requires approval by a majority of the votes entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF CLASS A COMMON STOCK AUTHORIZED.

PROPOSAL FIVE

APPROVAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF

AUTHORIZED SHARES OF THE COMPANY’S CLASS A COMMON STOCK, SUBJECT TO

THE BOARD’S DISCRETION

The Board has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Class A Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, subject to the Board’s discretion to determine, without any further action by stockholders, not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. The language of the new Section 4.1 of the Certificate of Incorporation which would be contained in an amendment is set forth in Appendix C to this Proxy Statement (the “Reverse Stock Split Amendment”). A vote for this Proposal Five will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of Class A Common Stock between and including two and ten into one share of Class A Common Stock and will grant the Board the authority to select which of the approved exchange ratios within that range will be implemented. If stockholders approve this proposal, the Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment is approved by stockholders and has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the date on which the stockholders approved it, the Board will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would reduce the number of authorized shares of our Class A Common Stock as set forth below but would not change the par value of a share of our Class A Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Class A Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

The Board believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Proposal Five, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in the Company’s and its stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board with the intention to create the greatest marketability for our Class A Common Stock based upon prevailing market conditions at that time.

The Board reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interest of the Company and its stockholders.

In January, 2020, a majority of the stockholders, acting by written consent, authorized the Board to effect a reverse stock split at its discretion (the “Prior Approval”). The Board has thus far determined not to effect a reverse split. The Prior Approval will expire on December 31, 2020.

Purpose of the Reverse Stock Split Amendment

The purpose of the reverse stock split is to increase the per share trading value of the Class A Common Stock. The Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Class A Common Stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement a reverse stock split.

The Class A Common Stock on the Nasdaq Global Market has traded at prices both above and below $1 per share during 2020. If the closing bid price of the Class A Common Stock is below $1 for 30 consecutive trading days, the Company may no longer meet the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1).

The Board has determined that a reverse stock split may be the best option for the Company if it needs to bring the bid price for the Class A Common Stock above the $1 threshold in accordance with Nasdaq Listing Rule 5450(a)(1). The Board has been monitoring, and will continue to monitor, the trading price of the Class A Common Stock.

Furthermore, the Board believes that a reverse stock split would allow a broader range of institutions to invest in the Class A Common Stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Class A Common Stock. A reverse stock split would also help increase analyst and broker interest in the Class A Common Stock, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the Class A Common Stock. The reverse stock split will affect all holders of the Class A Common Stock uniformly and will not affect any stockholder’s percentage ownership interest, or voting power, in the Company (subject to the treatment of fractional shares). As described below, holders of Class A Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of the Class A Common Stock to the extent there are at the time the reverse stock split is effected, stockholders who would otherwise receive less than one share of Class A Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be that:

•	depending on the ratio for the reverse stock split selected by the Board, each two or ten shares of Class A Common Stock owned by a stockholder, or any whole number of shares of Class A Common Stock between two and ten, as determined by the Board, will be combined into one new share of Class A Common Stock;

•	the number of shares of Class A Common Stock issued and outstanding will be reduced from approximately 111,000,000 to a range of approximately 55,500,000 to 11,100,000, depending upon the reverse stock split ratio selected by the Board;

•	the number of authorized shares of Class A Common Stock will be reduced from 150,000,000 to a range of approximately 75,000,000 to 15,000,000, depending upon the reverse stock split ratio chosen by the Board (without giving effect to an increase in the number of authorized shares of Class A Common Stock if Proposal Three is approved);

•	based upon the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, and other convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into, shares of Class A Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by the Board.

The table below illustrates the effect (without giving effect to an increase in the number of authorized shares of Class A Common Stock if Proposal Four is approved), as of August 26, 2020, of a reverse stock split at certain ratios on (i) the shares of Class A Common Stock outstanding; (ii) the shares of Class A Common Stock reserved for issuance, (iii) the reduced number of total authorized shares of Class A Common Stock under our certificate of incorporation, and (iv) the resulting number of shares of Class A Common Stock available for issuance:

	Shares Outstanding	Shares Reserved for Issuance	Total Authorized Shares	Shares Authorized and Available (% of total authorized)
Prior to Reverse Stock Split	111,647,193	15,111,193	150,000,000	23,241,614 (15.5%)
One-for-two	55,823,597	7,555,597	75,000,000	11,620,806 (15.5%)
One-for-five	22,329,439	3,022,239	30,000,000	4,648,322 (15.5%)
One-for-ten	11,164,720	1,511,120	15,000,000	2,324,160 (15.5%)

Certain Risks Associated with the Reverse Stock Split

•	If the reverse stock split is effected and the market price of the Class A Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Class A Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the reverse stock split will result in any particular price for the Class A Common Stock. As a result, the trading liquidity of the Class A Common Stock may not necessarily improve.

•	There can be no assurance that the market price per share of the Class A Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of the Class A Common Stock outstanding before the reverse stock split. For example, based on the closing price of the Class A Common Stock on August 26, 2020 of $0.85 per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-five, there can be no assurance that the post-split market price of the Class A Common Stock would be $4.25 or greater. Accordingly, the total market capitalization of the Class A Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Class A Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•	Because the number of issued and outstanding shares of Class A Common Stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of Class A Common Stock may increase on a relative basis. If the Company issues additional shares of Class A Common Stock, then the ownership interest of the Company’s current stockholders would be diluted, possibly substantially.

•	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Class A Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Board intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of the Class A Common Stock and if the implementation of the reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Eastern Time (the “Effective Time”), on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of the Class A Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of the Class A Common Stock calculated in accordance with the reverse stock split ratio determined by the Board.

After the Effective Time, the Class A Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. The Class A Common Stock will continue to be listed on the Nasdaq Global Market under the symbol “CIDM”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Class A Common Stock, prevailing market conditions and the likely effect on the market price of the Class A Common Stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the Class A Common Stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company’s transfer agent for the registered stockholders will aggregate all fractional shares of Class A Common Stock and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. The Company expects that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Class A Common Stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, stockholders will have no further interests in the Company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Holders of Class A Common Stock (i.e., stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Class A Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of the Class A Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Class A Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Class A Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Class A Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Class A Common Stock held following the reserve stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of Class A Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of Class A Common Stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the Class A Common Stock (“Old Certificates”), to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Class A Common Stock (“New Certificates”). No New Certificate will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of Class A Common Stock to which they are entitled as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Class A Common Stock, as applicable, to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on its back, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate. If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares.”

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of the Class A Common Stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to Class A Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Class A Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of the Class A Common Stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of Class A Common Stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;
•	financial institutions;
•	insurance companies;
•	tax-exempt organizations;
•	dealers in securities or foreign currencies;
•	persons whose functional currency is not the U.S. dollar;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons who own more than 5% of the Company’s outstanding stock;
•	persons that hold the Class A Common Stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction; and
•	U.S. holders who acquired their shares of Class A Common Stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of the Class A Common Stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of the Class A Common Stock that for U.S. federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or
•	a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

Cash Received in Lieu of Fractional Shares

A U.S. holder that receives cash in lieu of a fractional share of Class A Common Stock in the reverse stock split will generally be treated as having received such fractional share and then as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split Class A Common Stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the Class A Common Stock exchanged therefor was greater than one year as of the date of the exchange. Under certain circumstances, the cash might instead be treated as a return of capital or, if the Company has current or accumulated earnings and profits, a dividend.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the Class A Common Stock received in the reverse stock split will equal such stockholder’s aggregate tax basis in the Class A Common Stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split Class A Common Stock for which cash is received. The holding period for the shares of the Class A Common Stock received in the reverse stock split generally will include the holding period for the shares of the Class A Common Stock exchanged therefor.

The Company does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings, any of the authorized shares of Class A Common Stock that would become newly available for issuance following the reverse stock split.

This proposal requires approval by a majority of the votes entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF SHARES OF THE COMPANY’S AUTHORIZED CLASS A COMMON STOCK, AT THE BOARD’S DISCRETION.

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021, subject to ratification by our stockholders at the Annual Meeting. EisnerAmper LLP has been our independent registered public accounting firm since the fiscal year ended March 31, 2005. No representative of EisnerAmper LLP is expected to be present at the Annual Meeting.

This proposal requires approval by a majority of the Votes Cast on this Proposal Six at the Annual Meeting.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 41 below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Company’s leadership structure currently consists of the combined role of Chairman of the Board and Chief Executive Officer and a separate Lead Independent Director. Mr. O'Brien serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting with the Nominating Committee with regard to the membership and performance evaluations of the Board and Board committee members, calling meetings of and setting agendas for the independent directors, and serving as liaison for communications with stockholders.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) immediately following regularly scheduled Board meetings. During the fiscal year ended March 31, 2020 (the “Last Fiscal Year”), the Board held twenty-three (23) meetings, and the Board acted two (2) times by unanimous written consent in lieu of holding a meeting. Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board, except for Mr. Xu, and of the committees of the Board on which they served in the Last Fiscal Year. No individual may be nominated for election to the Board after his or her 73rd birthday. This age limitation has been waived in connection with the current nomination of Mr. O’Brien, who has reached his 73rd birthday. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and Nasdaq.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Brown, O'Brien and Rhine. Mr. Rhine is the Chairman of the Audit Committee. The Audit Committee held four (4) meetings in the Last Fiscal Year. The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters. Mr. Rhine is financially literate, and Mr. Rhine is financially sophisticated, as those terms are defined under the rules of Nasdaq. Mr. Rhine is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”). The Audit Charter is available on the Company’s Internet website at www.cinedigm.com.

The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.

Compensation Committee

The Compensation Committee consists of Messrs. Brown, O’Brien and Rhine. Mr. O’Brien is the Chairman of the Compensation Committee. The Compensation Committee met two (2) times during the Last Fiscal Year. The Compensation Committee approves the compensation package of the Company’s Chief Executive Officer and, based on recommendations by the Company’s Chief Executive Officer, approves the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees. The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and Nasdaq.

The Compensation Committee has adopted a formal written charter (the “Compensation Charter”). The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee. The Compensation Charter is available on the Company’s Internet website at www.cinedigm.com.

The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Compensation Discussion and Analysis), evaluates the potential risks associated with the compensation policies and practices. The Compensation Committee believes that the Company’s compensation programs are designed with an appropriate balance of risk and reward in relation to the Company’s overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior. In general, the Company compensates its executives in a combination of cash and stock options, although the Company has also granted restricted stock, RSUs and PSUs. The equity awards contain multi-year vesting provisions, which encourages the executives, on a long-term basis, to strive to enhance the value of such compensation as measured by the trading price of the Class A common stock. The Compensation Committee does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

During the Last Fiscal Year, the Compensation Committee engaged Aon, a compensation consulting firm. The consultant met with the Compensation Committee multiple times during the Last Fiscal Year and provided guidance for cash and equity bonus compensation to executive officers and directors, which the Compensation Committee considered in reaching its determinations of such compensation. In addition, the consultant was available to respond to specific inquiries throughout the year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Brown, O’Brien and Rhine. Mr. O’Brien is the Chairman of the Compensation Committee. None of such members was, at any time during the Last Fiscal Year or at any previous time, an officer or employee of the Company.

None of the Company’s directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of the Company’s board of directors. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nominating Committee

The Nominating Committee consists of Messrs. Brown, O’Brien and Rhine. Mr. Brown is the Chairman of the Nominating Committee. The Nominating Committee held one (1) meeting during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board. The Nominating Committee also approves the compensation package of the Company’s directors. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and Nasdaq.

The Nominating Committee has adopted a formal written charter (the “Nominating Charter”). The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The Nominating Charter is available on the Company’s Internet website at www.cinedigm.com.

The Nominating Committee will consider any candidates recommended by stockholders. In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for its non-employee directors, pursuant to which the non-employee directors are required to acquire, within three (3) years, and maintain until separation from the Company, shares equal in value to a minimum of three (3) times the aggregate value of the annual cash retainer (not including committee or per-meeting fees) payable to such director. Shares acquired as Board retainer fees and shares owned by an investment entity with which a non-employee director is affiliated may be counted toward the stock ownership requirement.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.cinedigm.com. We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

Stockholder Communications

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, 237 West 35th Street, Suite 605, New York, NY 10001, with an instruction to forward the communication to a particular director or the Board as a whole. Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 26, 2020, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 72.1% of its outstanding Class A Common. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of August 26, 2020, certain information with respect to the beneficial ownership of the Class A Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Class A Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Chief Executive Officer, its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, and two other individuals who would have been the other most highly compensated individuals but were not serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”), and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK

	Shares Beneficially Owned (b)
Name (a)	Number		Percent
Christopher J. McGurk	1,495,925	(c)	1.3%
Gary S. Loffredo	265,797	(d)	*
Erick Opeka	204,670	(e)	*
Peter C. Brown	267,543	(f)	*
Tom Bu	0		--
Patrick W. O’Brien	244,486		*
Zvi M. Rhine	283,260	(g)	*
Peixin Xu	64,896,460	(h)	52.7%
Bison Capital Holding Company Limited	64,821,748	(i)	52.7%
Beitai Investment LP	21,646,604	(j)	19.4%
All directors and executive officers as a group (8 persons)	67,658,141	(k)	54.6%

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Cinedigm Corp., 237 West 35th Street, Suite 605, New York, NY 10001.
(b)	Applicable percentage of ownership is based on 111,647,193 shares of Class A Common Stock outstanding as of August 26, 2020 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after August 26, 2020 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class A Common Stock shown. Certain information is based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, as applicable, filed by stockholders with the SEC through August 26, 2020 and information provided by holders or otherwise known to the Company.
(c)	Includes (i) 600,000 shares of Class A Common Stock underlying currently exercisable options and (ii) 51,852 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.
(d)	Includes 65,000 shares of Class A Common Stock underlying currently exercisable options.
(e)	Includes (i) 12,000 shares of Class A Common Stock underlying currently exercisable options and (ii) 45,705 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.
(f)	Includes 92,067 shares owned by Grassmere Partners LLC, of which Mr. Brown is Chairman. Mr. Brown disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(g)	Includes 7,400 shares of Class A Common Stock owned by Sabra Capital Partners, LLC, of which Mr. Rhine is the Principal.

(h)	Includes (i) 74,712 shares of Class A Common Stock owned directly, (ii) 23,566,667 shares of Class A Common Stock held by Bison Entertainment Investment Limited (“BEIL”), (iii) 1,400,000 shares of Class A Common Sock subject to issuance upon exercise of currently exercisable warrants held by Bison Entertainment and Media Group (“BEMG”), (iv) 8,224,114 shares, and 6,666,667 shares of Class A common stock subject to issuance upon conversion of a currently convertible note, held by Bison Global Investment SPC for and on behalf of Global Investment SPC-Bison Global No. 1 (“Bison Global”), (v) 5,672,439 shares of Class A Common Stock, and 3,333,333 shares of Class A common stock subject to issuance upon conversion of a currently convertible note, held by Mingtai Investment LP (“Mingtai”), (vi) 4,793,546 shares of Class A Common Stock held by Huatai Investment LP (“Huatai”), (vii) 3,898,615 shares of Class A Common Stock held by Antai Investment LP (“Antai”), and (viii) 7,266,367 shares of Class A Common Stock held by Shangtai Asset Management LP (“Shangtai”). BEIL is wholly-owned by BEMG, which is wholly-owned by Bison Capital Holding Company Limited. Mr. Xu’s spouse, Fengyun Jiang, is the sole owner of Bison Capital Holding Company Limited. Mingtai is indirectly managed by a subsidiary of Bison Finance Group Limited (“BFGL”), which is controlled by Mr. Xu. BFGL’s subsidiary acts as manager of Bison Global
(i)	Includes (i) 23,566,667 shares of Class A Common Stock held by BEIL, (ii) 1,400,000 shares of Class A Common Sock subject to issuance upon exercise of currently exercisable warrants held by BEMG, (iii) 8,224,114 shares, and 6,666,667 shares of Class A common stock subject to issuance upon conversion of a currently convertible note, held by Bison Global, (iv) 5,672,439 shares of Class A Common Stock, and 3,333,333 shares of Class A common stock subject to issuance upon conversion of a currently convertible note, held by Mingtai, (v) 4,793,546 shares of Class A Common Stock held by Huatai, (vi) 3,898,615 shares of Class A Common Stock held by Antai, and (vii) 7,266,367 shares of Class A Common Stock held by Shangtai. BEIL is wholly-owned by BEMG, which is wholly-owned by Bison Capital Holding Company Limited. Mr. Xu’s spouse, Fengyun Jiang, is the sole owner of Bison Capital Holding Company Limited. Mingtai is indirectly managed by a subsidiary of BFGL, which is controlled by Mr. Xu. BFGL’s subsidiary acts as manager of Bison Global. Shangtai and Huatai are indirectly managed by a subsidiary of BFGL. Mr. Xu controls the manager of the general partner of Antai. The business address of Bison Capital Holding Company Limited is 609-610 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing, China, 100016.
(j)	Based on Amendment No. 1 to Schedule 13D filed on April 23, 2020. Mr. Jian Wang is the sole shareholder of Beitai Investment LP.
(k)	Includes a total of 12,174,557 shares that are not currently outstanding, consisting of (i) 677,000 shares of Class A common stock underlying currently exercisable options, (ii) 97,557 shares of Class A common stock underlying currently exercisable stock appreciation rights, (iii) 1,400,000 shares of Class A common stock subject to issuance upon exercise of currently exercisable warrants, and (iv) 10,000,000 shares of Class A common stock subject to issuance upon conversion of currently exercisable convertible notes.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are Christopher J. McGurk, Chief Executive Officer and Chairman of the Board, Gary S. Loffredo, Chief Operating Officer, President of Digital Cinema, General Counsel, and Secretary, and Erick Opeka, Executive Vice President and President of Cinedigm Digital Networks. Biographical information for Mr. McGurk is included above.

Gary S. Loffredo, 55, has been the Company’s Chief Operating Officer since February 2019, and President of Digital Cinema, General Counsel and Secretary since October 2011. He had previously served as Senior Vice President - Business Affairs, General Counsel and Secretary since 2000, as Interim Co-Chief Executive Officer from June 2010 through December 2010, and was a member of the Board from September 2000 - October 2015. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas d/b/a Clearview Cinemas. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas’ transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999. Having been with the Company since its inception and with Clearview Cinemas prior thereto, Mr. Loffredo has over a decade of experience in the cinema exhibition industry, both on the movie theatre and studio sides, as well as legal training and general business experience, which skills and understanding are beneficial to the Company. In light of Mr. Loffredo’s appointment as COO in February 2019, the Company’s finance team reports directly to Mr. Loffredo.

Erick Opeka, 46, joined the Company during 2014 and as EVP of Digital Networks oversaw the distribution of Cinedigm's OTT networks online, as well as on mobile devices, gaming consoles, and connected TVs. Mr. Opeka was integral in the development and launch of the Company’s flagship digital first networks, further expanding the Company’s growth through landmark partnerships with leading platforms such as Sling TV, XUMO, and Twitch, among others. Prior to joining Cinedigm, Mr. Opeka served as Senior Vice President and head of New Video Digital, which he grew into the largest global aggregator of independent digital content for more than 850 content partners including A&E Networks, The Jim Henson Company, Berman Braun, and others. He was named President of Digital Networks on October 15, 2018.

Related Party Transactions

The Audit Committee, pursuant to its charter, is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations, by review in advance or ratification afterward. The Audit Committee charter does not set forth specific standards to be applied; rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

On July 20, 2018, the Company entered into the a loan agreement (the “2018 Loan Agreement”) with Bison Global, pursuant to which the Company borrowed from Bison Global $10,000,000 (the “2018 Loan”). On July 20, 2018, the Company also entered into a side letter with BEMG, pursuant to which BEMG agreed to make immediate payment directly to Bison Global of any amount due if (i) the 2018 Loan matures prior to June 28, 2021 or (ii) Bison Global demands payment of the 2018 Loan, in whole or in part, by the Lender prior to maturity. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of Bison Global and the sole indirect owner of BEMG. On July 12, 2019, the Company and Bison Global terminated the 2018 Loan, and an amount equal to the outstanding principal amount was converted into a convertible note (the “Bison Convertible Note”), the proceeds of which were used to pay off the 2018 Loan was paid in full. No early payment penalties were incurred. During the fiscal year ended March 2020, with respect to the 2018 Loan, (i) the largest aggregate amount of principal outstanding was $10,000,000, (ii) no principal was paid, and (iii) no interest was paid; as of March 31, 2020, no principal amount was outstanding.

On July 12, 2019, the Company issued the Bison Convertible Note to Bison Global, pursuant to which the Company borrowed from Bison Global $10,000,000. On April 15, 2020, the Company executed a letter amendment to the Bison Convertible Note, which, among other things, amended the Bison Convertible Note, effective as of March 4, 2020, to change the maturity date to March 4, 2021. During the fiscal year ended March 2020, with respect to the Bison Convertible Note, (i) the largest aggregate amount of principal outstanding was $10,000,000, (ii) no principal was paid, and (iii) no interest was paid; as of March 31, 2020, $10,000,000 of principal amount was outstanding.

On July 9, 2019, the Company entered into a stock purchase agreement (the “July Stock Purchase Agreement”) with BEMG, pursuant to which the Company sold to BEMG a total of 2,000,000 shares of Class A Common Stock for an aggregate purchase price in cash of $3,000,000, priced at $1.50 per share. The sale of such shares was consummated on July 9, 2019. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of BEMG.

On August 2, 2019, the Company entered into another stock purchase agreement (the “August Stock Purchase Agreement”) with BEMG, pursuant to which the Company sold to BEMG a total of 1,900,000 shares of Class A Common Stock for an aggregate purchase price in cash of $2,850,000, priced at $1.50 per share. The sale of such shares was consummated on August 2, 2019. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of BEMG.

On October 9, 2019, the Company exercised its option to extend the convertible note held by Mingtai (the “Mingtai Convertible Note”) for an additional year. The new maturity date of the Mingtai Convertible Note is October 9, 2020. Mingtai is indirectly managed by a subsidiary of Bison Finance Group Limited (“BFGL”), which is controlled by Peixin Xu, one of our directors. During the fiscal year ended March 2020, with respect to the Mingtai Convertible Note, (i) the largest aggregate amount of principal outstanding was $5,000,000, (ii) no principal was paid, and (iii) no interest was paid; as of March 31, 2020, $5,000,000 of principal amount was outstanding.

On April 10, 2020, the Company entered into a stock purchase agreement (the “Starrise Stock Purchase Agreement”) with Bison Global, Huatai, Antai, Mingtai  and Shangtai, to buy an aggregate of 223,380,000 outstanding Starrise ordinary shares from them and for the Company to issue to them an aggregate of 29,855,081 shares of Class A Common Stock in consideration therefor, which sale was consummated on April 15, 2020. Mingtai is indirectly managed by a subsidiary BFGL, which is controlled by Peixin Xu, one of our directors. BFGL’s subsidiary acts as manager of Bison Global. Shangtai and Huatai are indirectly managed by a subsidiary of BFGL. Peixin Xu controls the manager of the general partner of Antai.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation program and related decisions for our Named Executive Officers (“NEOs”) in our fiscal year ended March 31, 2020 (“Fiscal 2020”). As a “smaller reporting company,” as that term is defined under SEC rules, we are not required to include a “Compensation Discussion and Analysis” and are permitted to exclude certain executive compensation tables from our disclosure.

We have elected to include this Compensation Discussion & Analysis (“CD&A”) as well as additional tables required under Item 402 of Regulation S-K on a voluntary basis. As permitted under Item 402, we are not including pay ratio disclosure in light of our status as a smaller reporting company. This CD&A is intended to be read in conjunction with the tables beginning on page 51, which provide historical compensation information for the following NEOs:

Current NEOs
Christopher J. McGurk	Chairman and Chief Executive Officer
Gary S. Loffredo	Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary
Erick Opeka	Executive Vice President and President of Cinedigm Digital Networks

Quick CD&A Reference Guide

Compensation Program Overview	Section I
Compensation Philosophy and Objectives	Section II
Pay Mix	Section III
Competitive Positioning	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI

I.	Compensation Program Overview

The Company’s executive compensation program is designed to attract, motivate and retain highly skilled and experienced individuals to attain the Company’s corporate goals. To do so, the program provides competitive compensation packages that motivate executive officers, links pay to performance and aligns executive officers’ interests with those of the Company and its shareholders over the long term.

The executive compensation program for the NEOs is administered by the Compensation Committee, all of the members of which are independent. The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the compensation program as a whole to ensure that it continues to be aligned with the Company’s compensation objectives and supports the attainment of Company goals.

As the Company has evolved, so too has the compensation program. During the last several years, Cinedigm’s executive compensation for NEOs has been transitioning to a more performance-oriented program. The Company aims to improve both shareholder returns and its cash position. To help achieve these goals, the Compensation Committee has designed the compensation program to reward the Chief Executive Officer (“CEO”) and other employees for achieving strategic goals and increasing shareholder value by linking a portion of pay to performance through annual cash and long-term equity incentives.

The compensation program generally consists of base salary, annual incentives, and long-term equity incentive compensation. In addition, all of our NEOs receive some modest personal benefits and perquisites. Retirement benefits are accumulated through the Company’s 401(k) plan, which is open to all employees. The Company does not provide supplemental retirement benefits for NEOs. Mr. McGurk and Mr. Opeka are the only NEOs who have employment agreements with the Company.

When the Company does not meet performance targets or the share price does not increase, executive pay and payouts are affected. For fiscal 2020, performance targets were not achieved and annual incentive payouts under the MAIP were not earned.

II.	Compensation Philosophy and Objectives

Cinedigm’s executive compensation program is focused on enabling the Company to hire and retain qualified and motivated executives, motivating them to meet its business needs and objectives. The executive compensation program has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.
•	Strengthen the link between pay and corporate and business unit performance encouraging and rewarding excellence and contributions to support Cinedigm’s success.
•	Align the interests of executives with those of shareholders through grants of equity-based compensation that promote increasing shareholder value and also provide opportunities for ongoing executive share ownership.

An overarching principle in delivering on these objectives is to ensure that compensation decisions are made in the Company’s best financial interests such that incentive awards are both affordable and reasonable, taking into account Company performance and circumstances and considering the interests of all stakeholders.

III.	Pay Mix

The Company’s pay philosophy has evolved from an emphasis on fixed pay to one that is based on the belief that a substantial portion of each executive’s compensation should be at risk and dependent upon performance. While the Compensation Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, it has taken steps to increase the portion of variable compensation. Steps in this direction include the continuation of the performance-based annual incentive program (MAIP) and more regular equity grants.

IV.	Compensation Determination Process

The Compensation Committee designs the executive compensation program with the intention of accomplishing the goals described above. In determining executive compensation, the Compensation Committee obtains input and advice from its independent compensation consultant. The Compensation Committee reviews and approves compensation and performance awards to the CEO and executive officers and considers financial, operational and share price performance to determine appropriate executive compensation parameters. The Compensation Committee also considers the results of the prior stockholders’ advisory vote on executive compensation. To date, the stockholders have approved, on a non-binding advisory basis, of executive compensation.

Role of the Independent Compensation Consultant

The Compensation Committee has selected and retained Aon as its independent compensation consultant to assist it in the performance of its duties and responsibilities. While the Compensation Committee took into consideration the review and recommendations of this independent advisor when making decisions about the Company’s executive and director compensation practices, the Compensation Committee ultimately made its own independent decisions about these matters.

Competitive Assessment

The Compensation Committee used comparative compensation information from a relevant group of peer companies as one of several factors considered as part of setting compensation for our CEO and our other NEOs. The Compensation Committee has not defined a target pay positioning relative to the peer group for the CEO or the other NEOs, nor does it commit to providing total compensation at a specific percentile or within a specific pay range. In fiscal 2019, the Compensation Committee developed new peer groups with the assistance of Aon in connection with renewing Mr. McGurk’s employment agreement, setting Mr. Loffredo’s compensation in connection with his promotion and establishing Mr. Opeka’s employment agreement. The Compensation Committee retains discretion in determining the nature and extent of the use of peer group data. The Compensation Committee periodically reassesses the companies within the peer groups and makes changes as appropriate, considering mergers and acquisitions involving peer companies, changes in the Company’s business and other factors.

In connection with renewing Mr. McGurk’s employment agreement, the Compensation Committee selected a peer group that consisted of the following companies:

Avid Technology	Leaf Group
Brightcove Inc.	Limelight Networks
Digimarc Corp.	National Cinemedia
Dolphin Entertainment	RealNetworks, Inc.
Harmonic Inc.	RLJ Entertainment
IMAX Corp.	Seachange Intl.

The Committee also considered market data from broader sets of companies provided by Aon to supplement the peer group specific information.

With respect to the peer groups developed in fiscal 2019, the Company was positioned near the median of the group for revenues.

V.	Elements of Compensation

Compensation for executive officers is comprised primarily of three main components:

•	base salary;
•	annual incentive awards; and
•	long-term incentive equity grants.

These components support the core principles of our executive officer compensation philosophy of pay for performance and alignment of executive officers’ interests with those of Cinedigm and its shareholders by emphasizing short- and long-term incentives. Our compensation program encourages our employees to remain focused on both our short-term and long-term goals: our annual incentive (MAIP) measures and rewards business and individual performance on an annual basis, while our equity awards typically vest in installments of three years and increase in value with any share price appreciation, encouraging our executives to focus on the long-term performance of our Company.

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention. Base salaries vary among executive officers, and are individually determined according to each executive officer’s areas of responsibility, role and experience. The Compensation Committee reviews the salaries for our NEOs periodically, as well as at the time of a promotion, change in responsibilities, or when employment arrangements and/or agreements are renewed. Any increases are based on an evaluation of the performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels (though, as noted earlier, the Compensation Committee does not target a specific percentile or range).

For fiscal 2020, the Compensation Committee did not adjust the base salary of any of our NEOs. The Compensation Committee had made adjustments to the base salaries of Messrs. Loffredo and Opeka in fiscal 2019, and did not believe that any additional adjustments were warranted in fiscal 2020.

Annual Incentive Awards

The annual cash incentive component aims to ensure that our executive officers are aligned in reaching our short- and long-term goals. Annual cash incentives are designed to provide a significant pay-for-performance element of our executive compensation package, through the formal performance-based Management Annual Incentive Plan (“MAIP”). The MAIP incorporates predetermined, specific target award levels and performance metrics and goals that the Compensation Committee deemed rigorous and challenging. The MAIP goals are critical to Cinedigm’s future success and are designed to reward the collaboration across divisions and segments required to achieve corporate financial goals.

All NEOs have a target bonus set at a fixed percentage of their base salary. The program also established threshold and maximum levels of incentive awards defined as a percentage of a participant’s salary. The Compensation Committee generally establishes the individual payout targets for each NEO based on the executive’s position, level of responsibility and a review of the competitive market.

Threshold, target and maximum annual incentive opportunities for our NEOs for Fiscal 2020 were as follows:

MAIP Potential Awards

Executive Officer	Threshold	Target (as a % of base salary)	Maximum
Chris McGurk	37.5%	100%	150%
Gary S. Loffredo	25%	50%	100%
Erick Opeka	17.5%	35%	70%

At the beginning of fiscal 2019, the Compensation Committee established performance measures and goals set forth in the table below. The Compensation Committee retained the same measures for fiscal 2020. The measures include a Company and/or division component with a performance measure and an individual component. The Company/division measure consisted of consolidated adjusted EBITDA. Mr. Loffredo and Mr. Opeka, who each led a division in fiscal 2020, had a portion of their measurement determined by that division’s EBITDA performance as compared to EBITDA goals established at the beginning of the fiscal year.

Executive Officers	Company		Individual
	Cinedigm	Division
Chris McGurk	80%	--	20%
Gary Loffredo	60%	20%	20%
Erick Opeka	60%	20%	20%

We do not disclose performance targets, division targets or individual goals, as we believe that such disclosure would result in competitive harm. Based on our experience, we believe these targets were rigorous and challenging, and were set sufficiently high to provide incentive to achieve a high level of performance. We believe it is difficult, although not unattainable, for the targets to be reached and, therefore, no more likely than unlikely that the targets will be reached. The Compensation Committee reviewed Company EBITDA achievement against our fiscal 2020 objectives. The performance targets were not satisfied and there were no payouts under the executive officers’ annual cash incentive plan for fiscal 2020.

Long-Term Incentive Awards

The Compensation Committee uses equity-based compensation to reward future performance, as reflected by the market price of our shares and/or other performance criteria. The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards. The primary objective of such awards is to align the interests of executives with those of the Company and its shareholders by offering incentives to achieve performance goals believed to be linked to increasing shareholder value, increasing executive share ownership and fostering a long-term focus. In recent years, such awards have been made after fiscal year end in order to permit consideration of year-end performance.

We currently maintain the 2017 Equity Incentive Plan (“2017 Plan”). The 2017 Plan is administered by the Compensation Committee. Under the 2017 Plan, the Compensation Committee or the Board has authority to grant awards of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, or other stock-based awards to employees, non-employee directors, and third-party consultants.

The Compensation Committee determines the executive officers’ equity-based awards, taking into account pay mix and the executive officer’s contribution to Company performance. The mix of equity-based vehicles is structured to enhance the executive officers’ commitment to increasing shareholder value.

Performance Units

In fiscal 2019, under the 2017 Plan, the Compensation Committee granted Mr. McGurk 640,000 performance units and granted Messrs. Loffredo and Opeka 200,000 performance units. The performance units were designed to vest based on the achievement of cumulative internal adjusted EBITDA (“Cumulative IAEBITDA”) targets determined in the sole and absolute discretion of the Compensation Committee, with 50% of such shares (“Tranche A Units”) to vest based on Cumulative IAEBITDA for the period April 1, 2018 to March 31, 2019 (the “2019 performance period”) and the other 50% of such shares (“Tranche B Units”) to vest based on Cumulative IAEBITDA for the period April 1, 2019 to March 31, 2020 (the “2020 performance period”). The Company was given discretion to pay such awards in cash or in stock. Any performance units that are Tranche B Units would also include any Tranche A Units that were not earned based on performance in the 2019 performance period will become eligible to be earned during the 2020 performance period.

Performance Metrics	Target	Actual
2019 Cumulative IAEBITDA	> $9.1 million	$11.7 million
2020 Cumulative IAEBITDA	> $12.5 million	$6.0 million

Cumulative IAEBITDA for the 2019 performance period was $11.7 million. The Compensation Committee has approved the Tranche A Units earned by Messrs. McGurk, Loffredo and Opeka for the 2019 performance period, although such approval was delayed in light of overall Company performance and financial circumstances. The numbers of Tranche A Units earned by Messrs. McGurk, Loffredo and Opeka were 320,000, 100,000 and 100,000 Units, respectively, which shall be paid in stock. Cumulative IAEBITDA for the 2020 performance period was $6.0 million, and as such, the Compensation Committee has determined none of the Tranche B Units were earned and all were cancelled.

SARs

In fiscal 2019, the Compensation Committee granted SARs to the NEOs under our 2017 Plan. Mr. McGurk was granted 700,000 SARs, Mr. Loffredo was granted 407,610 SARs, and Mr. Opeka was granted 355,000 SARs. The SARs granted to Messrs. McGurk and Loffredo have an exercise price of $1.47 and will vest in equal installments on March 31 of each of 2019, 2020 and 2021. The SARs granted to Mr. Opeka have an exercise price of $1.16 and will also vest in equal installments on March 31 of each of 2019, 2020 and 2021. No grants were made during Fiscal 2020.

VI.	Additional Compensation Policies and Practices

Mr. McGurk’s Compensation Arrangements

Mr. McGurk joined Cinedigm in January 2011 as CEO and Chairman of the Board. Accordingly, Mr. McGurk’s compensation package was created in line with the Company’s current compensation philosophy of a base salary coupled with variable compensation including a large portion of equity-based compensation, through stock options, linked to stock price performance. When negotiating Mr. McGurk’s employment agreement, the Company sought to provide salary and bonus amounts that were in line with peer group amounts and that would provide incentive for Mr. McGurk with a view toward increasing stockholder value.

A summary of Mr. McGurk’s compensation package is located under the heading “Employment Agreements and Arrangements Between the Company and Named Executives.”

Employment Agreement with Mr. McGurk and Employment Arrangements for other NEOs

The Company currently has employment agreements with Mr. McGurk and Mr. Opeka and employment arrangements with Mr. Loffredo for retention during periods of uncertainty and operational challenge. Additionally, the employment agreements and employment arrangements include non-compete and non-solicitation provisions. The provisions for severance benefits are at typical competitive levels. See “Employment Agreements and Arrangements Between the Company and Named Executives” of this Item 11 for a description of the material terms of Messrs. McGurk’s and Opeka’s employment agreements and Mr. Loffredo’s employment arrangements.

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), the CEO and NEOs are eligible for an annual physical and supplemental life insurance coverage of $200,000.

It is the Company’s policy to provide minimal and modest perquisites to the CEO and NEOs. With the new employment arrangements, most perquisites previously provided, including automobile allowances, have been eliminated.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. Pursuant to the Tax Cuts and Jobs Act of 2017, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible. Given the Company’s net operating losses, Section 162(m) is not currently a material factor in designing compensation.

Recoupment (“Clawback”) Policy

The Company intends to recapture compensation as currently required under the Sarbanes-Oxley Act. However, there have been no instances to date where it needed to recapture any compensation.

Additionally, we recognize that our compensation program will be subject to the forthcoming amendments to stock exchange listing standards required by Section 954 of the Dodd-Frank Act, which requires that stock exchange listing standards be amended to require issuers to adopt a policy providing for the recovery from any current or former executive officer of any incentive-based compensation (including stock options) awarded during the three- year period prior to an accounting restatement resulting from material noncompliance of the issuer with financial reporting requirements. We intend to adopt such a clawback policy which complies with all applicable standards when such rules are adopted.

Restriction on Speculative Transactions

The Company’s Insider Trading and Disclosure Policy restricts employees and directors of the Company from engaging in speculative transactions in Company securities, including short sales, and discourages employees and directors of the Company from engaging in hedging transactions, including “cashless” collars, forward sales, and equity swaps, that may indirectly involve short sales. Pre-clearance by the Company is required for all equity transactions.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company’s compensation programs that were in effect during fiscal 2020.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Patrick W. O’Brien, Chairman

Peter C. Brown

Zvi M. Rhine

Named Executives

The following table sets forth certain information concerning compensation received by the Company’s NEOs, consisting of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, plus up to two additional persons for whom disclosures would have been provided but for the fact that they were not serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year.

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher J. McGurk	2020	600,000	—	—	—		—	31,722	631,722
Chief Executive Officer and Chairman	2019	600,000	400,000	—	700,000		—	43,697	1,043,697
	2018	600,000	550,000	366,000		__	—	39,509	1,555,509

Gary S. Loffredo	2020	425,000	—	—	—		—	44,541	469,540
Chief Operating Officer,	2019	367,424	100,000	—	407,610		—	43,697	511,121
General Counsel and Secretary	2018	350,667	150,000	122,000	—		—	38,219	660,886

Erick Opeka	2020	325,000	—	—	—		—	15,611	340,611
President of Digital Networks	2019	292,295	100,000	—	355,000		—	7,537	399,831

(1)	Excludes shares earned in June 2020 for fiscal year 2019 under performance share units (“PSUs”) to be paid during fiscal year 2021. See above for a description of the material terms of the PSUs.

(2)	The amounts in this column reflect the grant date fair value for all fiscal years presented in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal years ended March 31, 2020 and 2019, included in this Annual Report on Form 10-K (the “Form 10-K”).

(3)	The amounts in this column reflect amounts earned under annual incentive awards. See below for a description of the material terms of the annual incentive plan for each NEO.

(4)	Includes life and disability insurance premiums paid by the Company and certain medical expenses paid by the Company for each NEO, for the fiscal year ended March 31, 2020: for Mr. McGurk, $1,104 and $30,618; for Mr. Loffredo, $1,104 and $43,437; and for Mr. Opeka, $1,104 and $14,507.

Employment agreements and arrangements between the Company and Named Executives

Christopher J. McGurk. On August 22, 2013, the Company entered into a new employment agreement with Mr. McGurk (the “2013 McGurk Employment Agreement”) which superseded his initial employment agreement, pursuant to which McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company. The term of the 2013 McGurk Employment Agreement commenced on January 3, 2011 and ended on March 31, 2017. Pursuant to the 2013 McGurk Employment Agreement, Mr. McGurk received an annual base salary of $600,000 subject to annual reviews and increases in the sole discretion of the Compensation Committee. Mr. McGurk was entitled to receive a bonus of $250,000. In addition, Mr. McGurk was entitled to receive a retention bonus of $750,000, payable in three equal installments on March 31 of each of 2015, 2016 and 2017 in cash or shares of Class A Common Stock, or a combination thereof, at the Compensation Committee’s discretion Under the MAIP, Mr. McGurk’s target bonus for fiscal years 2015, 2016 and 2017 was $600,000.

Also pursuant to the 2013 McGurk Employment Agreement, Mr. McGurk received a grant of non-statutory options to purchase 1,500,000 shares of Common Stock, which options have an exercise price of $1.40 and a term of ten (10) years, and one-third (1/3) of which vested on March 31 of each of 2015, 2016 and 2017.

The 2013 McGurk Employment Agreement further provided that Mr. McGurk is entitled to participate in all benefit plans provided to senior executives of the Company. In addition, if the Company terminated Mr. McGurk’s employment without cause or he resigned with good reason, the 2013 McGurk Employment Agreement provided that he would be entitled to receive his base salary through the later of March 31, 2017 or twelve (12) months following such termination as well as bonus earned and approved by the Compensation Committee, reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurred within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. McGurk would have been entitled to receive a lump sum payment equal to the sum of his then base salary and target bonus amount, multiplied by the greater of (i) two, or (ii) a fraction, the numerator of which would be the number of months remaining in the term (but no less than twelve (12), and the denominator of which is twelve. Upon a change in control, any unvested options shall immediately vest provided that Mr. McGurk is an employee of the Company on such date.

On January 4, 2017, Mr. McGurk and the Company amended the 2013 McGurk Employment Agreement to extend the term to March 31, 2018.

On June 7, 2018, Mr. McGurk and the Company entered into an amendment (the “2018 Amendment”) to the 2013 McGurk Employment Agreement. Pursuant to the 2018 Amendment, Mr. McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company through March 31, 2021. The 2018 Amendment also provides that (i) if Mr. McGurk’s employment continues after March 31, 2021 without an extension or renewal of the Employment Agreement, as amended, or entry into another employment agreement, then such employment will be at-will and, for the duration of the at-will employment, Mr. McGurk will be entitled to receive the his base salary and participate in the bonus, stock incentive, and benefit programs in effect at the expiration of the Term (as defined in the 2018 Amendment).

The 2018 Amendment also provides that Mr. McGurk is eligible for (i) under the Company’s MAIP, a target bonus opportunity percentage of 100% of the Base Salary, to be adjusted higher or lower at the sole and absolute discretion of the Compensation Committee consistent with goals established from time to time by the Compensation Committee, (ii) under the Company’s 2017 Equity Incentive Plan, performance share units for up to 640,000 shares of the Company’s Class A Common Stock, subject to the EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee, with 50% of such shares to vest on March 31 of each of 2019 and 2020, and (iii) under the Company’s 2017 Equity Incentive Plan, 700,000 stock appreciation rights (“SARs”) having an exercise price of $1.47 and a term of ten (10) years, and one-third (1/3) of which will vest on March 31 of each of 2019, 2020 and 2021.

The 2018 Amendment also provides that, in the event of a termination without Cause, Mr. McGurk shall be entitled to payment of (i) the greater of any Base Salary for the remainder of the Term or one year’s Base Salary and (ii) an amount equivalent to the average of the last three (3) bonus payments under the MAIP, if any, under the Employment Agreement. In addition, the Amendment provides that the existing severance terms in connection with a Change in Control apply if all conditions to such payment occur prior to March 31, 2020, and that if such conditions apply occur thereafter, then Mr. McGurk shall be entitled to the payments described in the first sentence of this paragraph instead.

All terms of the 2013 McGurk Employment Agreement that were not affected by the Amendment remain in full force and effect.

Gary S. Loffredo. On October 13, 2013, the Company entered into an employment agreement with Mr. Loffredo (the “2013 Loffredo Employment Agreement”). Pursuant to the 2013 Loffredo Agreement, Loffredo serves as the Executive Vice President, Business Affairs, General Counsel and Secretary of the Company and President of Digital Cinema Operations. The 2013 Loffredo Employment Agreement superseded Mr. Loffredo’s prior employment agreement with the Company (the “2011 Loffredo Employment Agreement”). The term of the 2013 Loffredo Employment Agreement continued from the 2011 Loffredo Employment Agreement and ended on October 3, 2015, and upon such expiration, Mr. Loffredo became an at-will employee. Pursuant to the 2013 Loffredo Employment Agreement, Mr. Loffredo will receive an annual base salary of $340,000 subject to increase at the discretion of the Compensation Committee. In addition, Mr. Loffredo was eligible for bonuses for each fiscal year, with target bonus for fiscal years 2014 and 2015, and the pro rata portion of fiscal year 2016 covered by the 2013 Loffredo Employment Agreement, of $170,000, which bonuses were to be based on Company performance with goals to be established annually by the Compensation Committee.

Also pursuant to the 2013 Loffredo Employment Agreement, Mr. Loffredo received a grant of non-statutory options to purchase 350,000 shares of Class A Common Stock, which options have an exercise price of $1.54 and a term of ten (10) years, and one-third (1/3) of which vested on October 13 of each of 2014, 2015 and 2016.

The 2013 Loffredo Employment Agreement further provides that Mr. Loffredo is entitled to participate in all benefit plans provided to senior executives of the Company. If the Company terminates Mr. Loffredo’s employment without cause or he resigns with good reason, the 2013 Loffredo Employment Agreement provides that he is entitled to receive his base salary for the longer of the remainder of the term or the (twelve) 12 months following the termination as well as earned salary and bonus(es), reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. Loffredo would be entitled to receive a lump sum payment equal to two times the sum of his then base salary and target bonus amount.

On February 28, 2019, in connection with Mr. Loffredo’s promotion to Chief Operating Officer, Mr. Loffredo’s annual base salary was increased to $425,000.

Erick Opeka. On September 15, 2018, the Company entered into an employment agreement with Mr. Opeka (the “Opeka Employment Agreement”), pursuant to which Mr. Opeka will serve as President Networks of the Company. The term of the Opeka Employment Agreement is from September 15, 2018 through September 15, 2021 and upon such expiration Mr. Opeka will become an at-will employee. As outlined in the Employment Agreement, Mr. Opeka will receive an annual base salary of $325,000 subject to annual reviews and increase for subsequent years in the sole discretion of the Compensation Committee. Mr. Opeka shall participate in the MAIP or any amended or successor plan thereto.

As outlined in the Opeka Employment Agreement, on September 28, 2018 Mr. Opeka was granted 355,000 SARs. Each SAR entitles the participant to receive, upon exercise, an amount equal to the excess of the market price per share of the Class A common stock on the exercise date, over $1.16, being not less than the market price per share of the Class A common stock on the grant date, cash, or combination of both cash and common stock, at the option of the Company. Stock-based compensation was immaterial for the six months ended September 30, 2018 relating to these SARs. These SARs expire ten years from the grant date and vest 118,333 shares on each of March 31, 2019 and March 31, 2020, and 118,334 shares on March 31, 2021.

Equity Compensation Plans

The following table sets forth certain information, as of March 31, 2020, regarding the shares of Cinedigm’s Class A Common Stock authorized for issuance under Cinedigm’s equity compensation plan.

Plan	Number of shares of common stock issuable upon exercise of outstanding options, warrants or rights (1)	Weighted average of exercise price of outstanding	Number of shares of common stock remaining available for future issuance (1)
Cinedigm Second Amended and Restated 2000 Equity Incentive Plan (“the 2000 Plan”) approved by shareholders	272,766	$15.00	—
Cinedigm 2017 Equity Incentive Plan (the “2017 Plan”)	—	—	3,742,297
Cinedigm compensation plans not approved by shareholders (2)	462,500	$26.50	—

(1)	Shares of Cinedigm Class A Common Stock.
(2)	Reflects stock options which were not granted under the 2000 Plan or the 2017 Plan.

The 2000 Plan

Our Board originally adopted the 2000 Plan on June 1, 2000 and our shareholders approved the 2000 Plan by written consent in July 2000. Certain terms of the 2000 Plan were last amended and approved by our shareholders in September 2016. Under the 2000 Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the 2000 Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. The term of the 2000 Plan expires on June 1, 2020. The 2000 Plan has been replaced by the 2017 Plan, and no new awards will be granted from the 2000 Plan; however, the adoption of the 2017 Plan did not affect awards already granted under the 2000 Plan.

Options granted under the 2000 Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the 2000 Plan generally vest over periods of up to three or four years. The 2000 Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual. The 2000 Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the 2000 Plan are subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. Options covering no more than 50,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 50,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants. Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the 2000 Plan. Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof. Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants. RSUs shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the 2000 Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

The 2017 Plan

Our Board adopted the 2017 Plan on August 7, 2017 and our stockholders approved the 2017 Plan on August 31, 2017. Under the 2017 Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the 2017 Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants.

Options granted under the 2017 Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement, or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. The 2017 Plan is administered by the Compensation Committee, and may be amended or terminated by the Committee, although no amendment or termination may have a material adverse effect on the rights of any individual with respect to any outstanding option, without the consent of such individual. The exercise prices of stock options granted must be not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the 2017 Plan may be subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, where the Company’s Common Stock does not continue to be publicly traded, unless replacement awards are issued in connection with the transaction, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid, at the discretion of the Compensation Committee, in cash or shares of Class A Common Stock or a combination thereof. Grants of SARs are subject to terms determined by the Compensation Committee and set forth in agreements between the Company and the participants.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.

RSUs shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A common stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but, unless otherwise determined by the Compensation Committee, the relevant measurement period for any performance award must be at least 12 months. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A common stock is listed for trading on the Nasdaq under the symbol “CIDM”.

The following table sets forth certain information concerning outstanding equity awards of the Company’s NEOs at the end of the Last Fiscal Year. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years. At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2020

OPTION AWARDS (1)							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher J. McGurk	150,000	(2)	—		15.00	12/23/2020	—	—
	250,000	(2)	—		30.00	12/23/2020	—	—
	50,000	(2)	—		50.00	12/23/2020	—	—
	150,000	(3)	—		14.00	8/22/2023	—	—
	466,667	(4)	233,333	(4)	1.47	6/7/2028	—	—

Gary S. Loffredo	6,479	(5)	—		14.00	6/11/2020	—	—
	22,500	(6)	—		14.90	8/16/2021	—	—
	7,500	(7)	—		30.00	8/16/2021	—	—
	35,000	(8)	—		15.40	10/13/2023	—	—
	135,867	(9)	271,734	(9)	1.47	12/10/2028	—	—

Erick Opeka	4,000	(10)	—		15.10	4/20/2022	—	—
	8,000	(11)	—		18.10	9/2/2024	—	—
	236,667	(4)	118,333	(4)	1.16	9/28/2028	—	—

(1)	Reflects stock options and SARs granted under the Company’s 2000 Plan, except certain options granted to Mr. McGurk.
(2)	Reflects stock options not granted under the 2000 Plan or the 2017 Plan. Of such options, 1/3 in each tranche vested on December 23 of each of 2011, 2012 and 2013.
(3)	Of such total options, 1/3 vested on March 31 of each 2015, 2016 and 2017.
(4)	Consists of stock appreciation rights which vest as to 1/3 on March 31 of each of 2019, 2020 and 2021.
(5)	Of such total options, 1/3 vest on June 11 of each 2011, 2012 and 2013.
(6)	Such options vested on August 17, 2012.
(7)	Of such total options, 1/4 vested on August 17 of each 2012, 2013, 2014 and 2015.
(8)	Of such total options, 1/3 vested on October 13 of each 2014, 2015 and 2016.
(9)	Consists of stock appreciation rights which vest as to 1/3 on December 10 of each of 2019, 2020 and 2021.
(10)	1,000 of such options vested on April 20 of each of 2013, 2014, 2015 and 2016.
(11)	2,000 of such options vested on September 2 of each of 2015, 2016, 2017 and 2018.

Directors

The following table sets forth certain information concerning compensation earned by the Company’s Directors for services rendered as a director during the Last Fiscal Year.

Name	Cash Fees Earned ($)	Stock Awards ($)	Total ($)
Peter C. Brown	$50,000	$50,000	$100,000
Tom Bu (1)	—	—	—
Patrick W. O’Brien ( Lead Independent Director)	$62,000	$62,000	$124,000
Zvi M. Rhine	$50,000	$50,000	$100,000
Peixin Xu	$50,000	$50,000	$100,000
Peng Jin (2)	$50,000	$50,000	$100,000

(1) Joined the Board on March 25, 2020.

(2) Resigned from the Board on March 25, 2020.

Each director who is not an employee of the Company is compensated for services as a director by receiving an annual cash retainer for Board service of $50,000, payable quarterly in arrears, and an annual stock grant of restricted shares of Class A common stock equal in value to $50,000 as of the last day of the fiscal quarter during which the Company’s annual meeting occurs, which restricted shares shall vest on a quarterly basis during the year of service. In addition to the cash and stock retainers paid to all non-employee Directors for Board service, the Lead Independent Director receives a fixed amount to be determined by the Nominating and Governance Committee. The directors may elect to receive any annual cash retainer in shares of vested Class A common stock, in lieu of cash, based on the stock price as of the date of the cash payment. In addition, the Directors are reimbursed by the Company for expenses of traveling on Company business, which to date has consisted of attending Board and Committee meetings.

The Company has adopted Stock Ownership Guidelines for its non-employee directors as discussed under “Matters Relating to Our Governance – Stock Ownership Guidelines.”

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Class A common stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Class A common stock failed to comply with Section 16(a) reporting requirements in the Company’s Last Fiscal Year, except for Mr. Xu, who had two late Form 4 filings reporting a total of three transactions, Mr. Brown and Mr. O’Brien, each of whom had one late Form 4 filing reporting one transaction, and Mr. Rhine, who had two late Form 4 filings reporting one transaction each.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including receiving the written disclosures and letter from the independent registered public accounting firm as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2020 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Zvi M. Rhine, Chairman

Peter C. Brown

Patrick W. O'Brien

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed EisnerAmper LLP to do so again for the fiscal year ending March 31, 2021.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper LLP for the fiscal years ended March 31, 2020 and 2019. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of EisnerAmper LLP for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests EisnerAmper LLP to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by EisnerAmper LLP for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2020	2019
(1) Audit Fees	$315,000	$368,600
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees	—	—
	$315,000	$368,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid EisnerAmper LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2020 and 2019 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended March 31, 2020 and 2019, the Company retained a firm other than EisnerAmper LLP for tax compliance, tax advice and tax planning.

APPENDIX A

AMENDMENT NO. 3

TO

CINEDIGM CORP. 2017 EQUITY INCENTIVE PLAN

AMENDMENT NO. 3, dated as of ____________, 20__ (this "Amendment"), to the 2017 Equity Incentive Plan (as amended, the "Plan") of Cinedigm Corp., a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of August 31, 2017; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 4,098,270 shares to 14,098,270 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The first sentence of Section 4.1(a) shall be revised and amended to read as follows:

"The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date, is 14,098,270 Shares, which includes 128,270 unused Shares carried over from the Existing Incentive Plan."

2. This Amendment shall be effective as of the date first set forth above.

3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEDIGM CORP.

By:
Name:
Title:

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

The undersigned, being the Chief Executive Officer of Cinedigm Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.	Pursuant to action duly take by the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as filed with the Delaware Secretary of State on October 31, 2017;

2.	Pursuant to a majority action by the Corporation’s Shareholders in accordance with Section 228 of the DGCL, the holders of the Corporation’s outstanding capital stock approved the Amending Resolutions; and

3.	The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, Section 4.1 of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred fifteen million (215,000,000) shares as follows: (i) two hundred million (200,000,000) shares of common stock, of which two hundred million (200,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which twenty (20) shares shall be “Series A Preferred Stock,” and 14,999,980 of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.”

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

* * *

[Signature page follows]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Corp. to be signed by Christopher J. McGurk, its Chief Executive Officer, this ___ day of __________, 202_, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

B-2

APPENDIX C

Language of New Section 4.1:

“FOURTH: CAPITALIZATION

Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is [_________] (______) shares as follows: (i) [_________] (______) shares of common stock, of which [_________] (______) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Effective Time”), each [___]1 shares of Class A Common issued and outstanding or held by the Company in treasury immediately prior to the Effective Time (collectively, the “Old Common Stock”) shall automatically without further action on the part of the Company or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of new Class A Common Stock (collectively, the “New Common Stock”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified pursuant to this Certificate of Amendment, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth below. There shall be no fractional shares issued with respect to the New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer & Trust Company, or such other entity serving as the transfer agent of the Corporation (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the applicable New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.”

[1]	The exact ratio will be within the range of two to ten, and will be determined by the Board prior to the Effective Time and publicly announced by the Corporation.

C-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CIDM2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CINEDIGM CORP. ATTN: GARY LOFFREDO 237 W. 35TH STREET, SUITE 605 NEW YORK, NY 10001D23240-P44413 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. CINEDIGM CORP. The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees: 01) Christopher J. McGurk 02) Peter C. Brown 03) Tom Bu 04) Patrick W. O'Brien 05) Zvi M. Rhine 06) Peixin Xu For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.2. To approve, by non-binding advisory vote, executive compensation. 3. To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder. 4. To approve an amendment to the Company's Certificate of Incorporation to increase the total number of shares of Class A Common Stock authorized for issuance. 5. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split and to reduce the number of authorized shares of the Company's Class A Common Stock, subject to the Board's discretion. 6. To ratify the appointment of Eisner Amper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No Please indicate if you plan to attend this virtual meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D23241-P44413 CINEDIGM CORP. Annual Meeting of Stockholders October 23, 2020 2:00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher J. McGurk and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of CINEDIGM CORP. (the "Company") to be held on October 23, 2020 at 2:00 p.m. Pacific Time and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3, 4, 5 and 6. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side